UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 25, 2010
(Date of earliest event reported)

DIGITAL POWER CORPORATION
(Exact Name of Registrant as Specified in Charter)

California	1-12711	94-1721931
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

41324 Christy Street, Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (510) 657-2635

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 25, 2010, Digital Power Corporation (“DPC”) and its wholly-owned subsidiary, Digital Power Limited (“DPL”) (collectively, the “Company”), entered into an agreement with Telkoor Power Supplies Ltd. (“TPS”), a subsidiary of Telkoor Telecom Ltd. (“Telkoor”), pursuant to which, among other things, (1) TPS sold, assigned and conveyed to DPL all of its right, title and interest in and to the intellectual property associated with the Compact Peripheral Component Interface 600 W AC/DC power supply series (the “Assets”) and (2) DPL granted to TPS an irrevocable license to sell the Assets in the State of Israel on an exclusive basis, for which TPS agreed to pay to DPL royalty fees.  In consideration for the intellectual property, DPL paid to TPS $480,000.  In the event that the number of units of product sold during the four-year period ending December 31, 2014 is less than the forecasted sales amount, the Company shall have a right of offset against royalty amounts payable by the Company to TPS.

Ben-Zion Diamant is Chairman of the Board of Directors of DPC and Chief Executive Officer and a majority shareholder of Telkoor.  Telkoor is a principal shareholder of DPC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL POWER CORPORATION

Dated: September 1, 2010	By:	/s/ Assaf (Assi) Itshayek
Assaf (Assi) Itshayek
Chief Financial Officer